                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(c)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         OIL-DRI CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         OIL-DRI CORPORATION OF AMERICA
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                      OIL-DRI CORPORATION OF AMERICA LOGO

                                                                October 29, 1999

Dear Stockholder:

     On behalf of the Board of Directors and Management, I would like to invite you to attend Oil-Dri's Annual Meeting of Stockholders, which will be held at 10:30 a.m. on December 7, 1999, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

     The matters expected to be acted on in the meeting are described in the attached Proxy Statement. The slate of ten persons recommended for election as directors includes a new nominee, Thomas D. Kuczmarski, founding partner of the management consulting firm, Kuczmarski & Associates. His biography, and those of other nominees, appears in the Proxy Statement.

     Edgar D. Jannotta, senior director of William Blair & Co. and an Oil-Dri director since 1969, has decided to retire from our Board. I want to extend my sincere thanks and appreciation to Ned for his long and valued service. Ned joined our Board as we were organizing for our initial public offering. He has been a source of wise counsel and constant support.

     In addition to the formal portion of the meeting, we will take time to review the results of the past year and look at some of the opportunities which lie ahead.

     We hope you will be able to attend our 1999 Annual Meeting. However, whether or not you are personally present, it is important that your shares are represented. Accordingly, please mark, sign, date and mail your proxy card in the enclosed envelope provided for this purpose.

                                          Sincerely,

                                          /S/ RICHARD M. JAFFE

                                          RICHARD M. JAFFEE
                                          Chairman of the Board

                         OIL-DRI CORPORATION OF AMERICA
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 7, 1999

To the Stockholders of
Oil-Dri Corporation of America

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the "Company") will be held at the Standard Club, located at 320 Plymouth Court, Chicago, Illinois, on December 7, 1999 at 10:30 a.m., local time, for the purpose of considering and voting on:

     1. The election of ten Directors;

     2. An amendment to the Company's 1995 Long Term Incentive Plan to authorize an additional 500,000 shares (consisting of Common Stock, Class A Common Stock and/or Class B Stock) for use under the Plan.

     3. Such other business as may properly come before this meeting.

     The stock transfer books of the Company will remain open. The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 22, 1999 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign, and return the enclosed proxy, which requires no postage if mailed in the United States.

     Your attention is directed to the following pages for further information relating to the meeting.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL L. GOLDBERG

                                          MICHAEL L. GOLDBERG
                                          Secretary

Chicago, Illinois
October 29, 1999

                         OIL-DRI CORPORATION OF AMERICA

                           410 NORTH MICHIGAN AVENUE
                                   SUITE 400
                            CHICAGO, ILLINOIS 60611
                            ------------------------

                                PROXY STATEMENT
                            ------------------------
                                    GENERAL

     This Proxy Statement and the accompanying proxy are being mailed on or about October 29, 1999, to all holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 22, 1999. Proxies are being solicited on behalf of the Board of Directors for use at the 1999 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Secretary of the Company of such revocation in writing (such notification to be directed to him at the Company's offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611), or by attending the annual meeting and voting in person. IF NO CONTRARY INSTRUCTION IS INDICATED IN THE PROXY, EACH PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TEN NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS AND "FOR" THE AMENDMENT TO THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN (THE " '95 PLAN") TO AUTHORIZE AN ADDITIONAL 500,000 SHARES FOR USE UNDER THE '95 PLAN. See "1. ELECTION OF DIRECTORS" and "2. AMENDMENT TO THE OIL-DRI CORPORATION OF AMERICA 1995 LONG-TERM INCENTIVE PLAN".

     The Company will pay the costs of this solicitation of proxies for the annual meeting. In addition to using the mails, officers and certain other regular employees of the Company may solicit proxies in person and by telephone and facsimile. The Company may reimburse brokers and others who are record holders of Common Stock and Class B Stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock.

VOTING

     The record date for the determination of stockholders entitled to vote at the meeting is October 22, 1999, at the close of business. Holders as of the record date of outstanding shares of Common Stock and Class B Stock are entitled to vote at the meeting. Holders of Common Stock are entitled to one vote per share and holders of Class B Stock to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to the Company's Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the class so affected as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the record date, 4,296,645 shares of Common Stock and 1,423,025 shares of Class B Stock were outstanding.

ELECTION OF DIRECTORS

     The election of directors requires a plurality of votes cast. Accordingly, only proxies and ballots marked "FOR" all nominees listed" (including executed proxies not marked with respect to election of directors, which will be voted for all listed nominees), or voting for some, but not all nominees, by specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast for the various nominees, with the ten nominees receiving the largest number of votes being elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

PROPOSED AMENDMENT TO THE '95 PLAN

     An amendment to the '95 Plan is proposed to add 500,000 shares (consisting of Common Stock, Class A Common Stock, and/or Class B Stock) for use under the Plan (the " '95 Plan Amendment"). The '95 Plan was effective on August 10, 1995, and does not terminate until August 9, 2005. An initial 500,000 shares were authorized for use under the '95 Plan in grants and awards exercisable in Class A Common Stock if that stock is issued and publicly traded on any securities market at the time of exercise; otherwise grants and awards are exercisable in shares of Common Stock. At the Annual Meeting on December 9, 1997, the stockholders voted to approve an amendment making an additional 500,000 shares available under the '95 Plan. This amendment also permitted Class B Stock to be used in lieu of Common Stock or Class A Stock under the '95 Plan for grants to members of the Jaffee Family working in the Company. Giving effect to stock options and restricted stock granted on September 17, 1999, only 11,563 shares remain available for future grants or awards under the '95 Plan as of that date. The Board has concluded that, over the coming years, continued grants or awards will be needed to provide the focus and incentive which the '95 Plan is designed to provide, and that an additional 500,000 shares should be authorized for use under the '95 Plan. Such grants or awards would be made by the Compensation and Stock Option Committee.

     Approval of the '95 Plan Amendment requires approval by a majority of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the '95 Plan Amendment. Proxies and ballots marked "FOR" approval of the '95 Plan Amendment (including executed proxies not marked with respect to the '95 Plan Amendment) will be voted in favor of the '95 Plan Amendment approval. Abstentions and broker non-votes have no effect on the outcome. Both outstanding classes, Common Stock and Class B Stock, vote together as a single class. The holders of Class B Stock have indicated that they will vote their shares for the '95 Plan Amendment, thus assuring its approval.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information, as of September 30, 1999, except as noted below, regarding beneficial ownership of the Company's Common Stock and Class B Stock by each person or group known to the Company to hold more than five percent of either class. See "Security Ownership of Management" for information on beneficial ownership of the Company's Common Stock and Class B Stock by the Company's executive officers and directors as a group.

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                     ------------------------------------------------------------
                                                     NUMBER OF SHARES OF                        PERCENTAGE OF
                                                       COMMON STOCK AND                        AGGREGATE VOTING
                                                        CLASS B STOCK                          POWER OF COMMON
                                                            OWNED           PERCENTAGE OF     STOCK AND CLASS B
        NAME AND ADDRESS OF                          WITH SOLE INVESTMENT    OUTSTANDING     STOCK REPRESENTED BY
          BENEFICIAL OWNER                             AND VOTING POWER     STOCK OF CLASS       SHARES OWNED
        -------------------                          --------------------   --------------   --------------------
Richard M. Jaffee(10)...............  Common Stock:         22,500(3)(5)        .52%              .12%
410 N. Michigan Ave.                  Class B              272,851(4)         19.17%            14.73%
Chicago, IL 60611                     Stock:
Jaffee Investment Partnership,        Common Stock:         --                  --                --
  L.P.(10)..........................  Class B            1,000,000(5)         70.27%            53.98%
410 N. Michigan Ave.                  Stock:
Chicago, IL 60611
Heartland Advisors, Inc.(2).........  Common Stock:        953,600(6)         21.98%             2.31%
790 N. Milwaukee Street               Class B               --                  --                --
Milwaukee, WI 53202                   Stock:
T. Rowe Price Assoc., Inc.(2) ......  Common Stock:        558,000(7)         12.87%             2.91%
100 East Pratt                        Class B               --                  --                --
Baltimore, MD 21202                   Stock:
Tweedy Brown Co., L.P.(8)...........  Common Stock:        488,900(8)         11.35%             2.61%
52 Vanderbilt Ave.                    Class B               --                  --                --
New York, NY 10017                    Stock:
Dimensional Fund Advisors,            Common Stock:        328,400(9)          7.57%             1.77%
  Inc.(2)...........................  Class B               --                  --                --
1299 Ocean Avenue                     Stock:
Santa Monica, CA 90401

---------------

 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) Information given is as of June 30, 1999.

 (3) Consists of 22,500 shares of Common Stock which Mr. Jaffee has the right to acquire within 60 days of September 30, 1999.

 (4) Consists of 191,556 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary, 81,195 shares held in a revocable trust of which Richard M. Jaffee's wife is the grantor and during her lifetime the trustee and sole beneficiary, and 100 shares held in joint tenancy with his wife.

 (5) The Jaffee Investment Partnership L.P. is managed by its general partners, generally acting by a majority vote. Two of the general partners, Richard
     M. Jaffee and Shirley H. Jaffee, each have eight votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee Hardin and Nancy E. Jaffee, all children of Richard M. and Shirley Jaffee, have one vote. Mr. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the Partnership's shares, which are not reflected in his share ownership shown in the table.

 (6) Heartland Advisors, Inc. held sole dispositive power over 953,600 shares of Common Stock and sole voting power over 428,100 shares of Common Stock.

 (7) These securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 500,000 shares of Common Stock, representing 11.53% of the Common Stock outstanding and 2.69% of the aggregate voting power), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has dispositive power over 558,000 shares of Common Stock and sole voting power over 40,000 shares of Common Stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (8) Tweedy Brown, Co., L.P. ("Tweedy Brown") held shared dispositive power over 474,245 shares of Common Stock and sole voting power over 470,012 shares of Common Stock. TBK Partners, an affiliate of Tweedy Brown, held sole dispositive and voting power over 14,655 shares of Common Stock. Information given is as of August 4, 1999.

 (9) Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 328,400 shares of Common Stock with power to dispose of such shares and power to vote 328,400 of such shares.

(10) By virtue of their direct and indirect ownership of shares of the Company's stock, Richard M. Jaffee and the Jaffee Investment Partnership, L.P. may be deemed to be control persons of the Company under the federal securities laws.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 1999 by the directors and nominees for directors, by the executive officers named in the Summary Compensation Table ("Named Officers") and by the directors and executive officers as a group.

                                               NUMBER OF SHARES          NUMBER OF SHARES
        NAME OF BENEFICIAL OWNER(1)           OF COMMON STOCK(2)        OF CLASS B STOCK(2)
        ---------------------------           ------------------        -------------------
Richard M. Jaffee(12).......................              (3)                        (3)
Daniel S. Jaffee(12)........................        42,500(4)                  58,765(5)(10)
J. Steven Cole..............................        17,240(6)(18)                  --
Edgar D. Jannotta...........................        60,000(7)(18)                  --
Paul J. Miller..............................        14,904(8)(18)                  --
Haydn H. Murray.............................        11,316(9)(18)                  --
Allan H. Selig..............................        14,000(18)                     --
Joseph C. Miller............................        27,350(11)                     --
Ronald B. Gordon............................        23,200(18)                     --
Arnold W. Donald............................        10,000(18)                     --
Thomas D. Kuczmarski........................           800(19)
Michael L. Goldberg.........................         5,000                         --
Eugene W. Kiesel............................         2,000(16)                     --
Steven M. Levy..............................         4,702(13)                     --
All Executive Officers and Directors as a
  group (17 in group).......................       297,365(14)(17)            361,678(10)(15)

---------------

 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) Except for Richard M. Jaffee and Daniel S. Jaffee, none of the directors, nominees for election to the Board of Directors, or Named Officers own any shares of Class B stock. The number of shares of Common Stock owned beneficially by each of the other directors (other than Mr. Jannotta), nominees and Named Officers constitutes less than 1.0% of the number of outstanding shares of Common Stock and represents shares having less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock.

 (3) For information regarding the shares owned by Richard M. Jaffee, see the table under the heading "Principal Stockholders" and the Notes thereto.

 (4) Consists of 37,500 and 5,000 shares of Common Stock which Daniel S. Jaffee and his spouse, respectively, have the right to acquire within 60 days of September 30, 1999, pursuant to stock options.

 (5) Includes 14,392 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust, 14,405 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley Jaffee 1993 Annuity Trust, 2 shares owned by Daniel S. Jaffee's spouse, and 3,000 Class B shares owned by Daniel S. Jaffee as trustee for his children. Daniel S. Jaffee has beneficial ownership of .98% of the Common Stock and 4.13% of Class B Shares which represents 3.40% of the aggregate voting power of Common Stock and Class B Stock.

 (6) Includes 967 shares of Common Stock owned by Mr. Cole's spouse.

 (7) Mr. Jannotta is a senior director of William Blair & Company, L.L.C. which has served as the Company's investment banking advisor for a number of years. The shares of Common Stock shown above as owned by Mr. Jannotta represent 1.39% of the outstanding shares of Common Stock, but represent less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock. These shares do not include shares held by William Blair & Company, L.L.C. in its proprietary or managed accounts. Mr. Jannotta, an incumbent director, is not a current nominee for the Board of Directors.

 (8) Includes 888 shares of Common Stock owned by Mr. Paul Miller's spouse.

 (9) Includes 800 shares of Common Stock owned by Mr. Murray's spouse.

(10) Does not include shares owned by the Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership see the table under the heading "Principal Stockholders" and the Notes thereto.

(11) Includes 18,750 shares of Common Stock which Mr. Joseph Miller has the right to acquire within 60 days of September 30, 1999, pursuant to stock options.

(12) Daniel S. Jaffee is Richard M. Jaffee's son.

(13) Includes 4,000 shares of Common Stock which Mr. Levy has the right to acquire within 60 days of September 30, 1999, pursuant to stock options.

(14) Includes 2,500 shares of Common Stock which Mr. Richard V. Hardin has the right to acquire within 60 days of September 30, 1999, pursuant to stock options. Mr. Hardin, an unnamed executive officer, is Richard M. Jaffee's son-in-law.

(15) Includes 27,062 shares of Class B Stock owned by Richard V. Hardin's spouse and 3,000 shares of Class B Stock owned by his spouse as trustee for their children. Richard V. Hardin has beneficial ownership of 2.11% of Class B Shares which represents 1.62% of the aggregate voting power of Common Stock and Class B Stock.

(16) Consists of 2,000 shares of restricted stock granted to Mr. Kiesel, which vested on October 6, 1999 and which he has the power to vote.

(17) Includes 164,750 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 1999, pursuant to stock options (including the shares of Common Stock which may be acquired as described in Notes above and in the Notes under the heading "Principal Stockholders").

(18) Includes 10,000 shares of Common Stock which this director has the right to acquire within 60 days of September 30, 1999, pursuant to stock options.

(19) Includes 100 shares of Common Stock held by Mr. Kuczmarski as trustee for his child.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1999, four meetings of the Board of Directors were held. Each director, attended at least 75% of the meetings of the Board and of any Board Committee on which he sits.

     The Company has an Audit Committee presently composed of three persons who are outside directors -- Messrs. J. Steven Cole, Allan H. Selig, and Ronald B. Gordon. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants, reviews the scope of the audit and other services rendered by independent public accountants and the fees and other arrangements regarding the services of independent public accountants, reviews audit results with the independent public accountants, and receives reports on the Company's accounting systems and internal accounting controls. In addition, the Audit Committee reviews related transactions and potential conflicts of interest with regard to such transactions. The Audit Committee held one meeting during the fiscal year ended July 31, 1999.

     The Company has a Compensation Committee and a Stock Option Committee, each presently composed of four persons who are outside directors -- Messrs. J. Steven Cole, Paul J. Miller, Allan H. Selig, and Ronald B. Gordon. The Compensation Committee is responsible for reviewing the compensation, including benefits, of the Chief Executive Officer and other executive officers of the Company. The Stock Option Committee is responsible for reviewing the Company's stock option plans and granting stock options to employees, including grants to the executive officers of the Company. The Compensation Committee and the Stock Option Committee generally meet jointly. The Compensation Committee and the Stock Option Committee held one joint meeting during the fiscal year ended July 31, 1999.

     The Company does not have a nominating committee.

                            1. ELECTION OF DIRECTORS

     The shares represented by each proxy will be voted, if no contrary instruction is indicated in the proxy, to elect as directors the ten nominees named below to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualify. Each nominee, except for Mr. Kuczmarski, is currently a director of the Company. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

                             NOMINEES FOR DIRECTORS


       PHOTO           Chairman of the Board of the Company
 Richard M. Jaffee
      Age 63           Mr. Jaffee received a degree from the University of
Director since 1958    Wisconsin School of Business in 1957 and earned his CPA
                       certificate in that same year. He worked briefly for the
                       public accounting firm of Touche Niven et. al. After service as an officer in the U.S. Army, he joined the Company in
                       1958, becoming its president in 1960, a position he held
                       until 1995. He has served as Chairman of the Board of the
                       Company since 1962. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee is a director of Harris Bancorp, Inc. and Bankmont Financial, subsidiaries of the Bank of Montreal. He is a trustee and a member of the executive committee of Rush-Presbyterian-St. Luke's Medical
                       Center, the Illinois Institute of Technology, and the
                       Chicago Historical Society. In addition he is a trustee of the Chicago Museum of Science and Industry and a director of
                       Students in Free Enterprise.

       PHOTO           President and Chief Executive Officer of the Company
 Daniel S. Jaffee      Chief Executive Officer of Favorite Products, Ltd., a
      Age 35           Subsidiary of the Company
Director since 1992
                       Mr. Jaffee graduated from Georgetown University in 1986. Mr.
                       Jaffee joined the Company in 1987 after a year with Price
                       Waterhouse. He was a product manager in the Industrial and
                       Agricultural divisions of the Company until 1989. Mr. Jaffee was Group Vice President of Canadian Operations, Management
                       Information Systems and Finance of the Company in 1990. In
                       1990 he also became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1992, Mr. Jaffee was Group Vice President, Domestic and Canadian Operations
                       of the Company. From 1992 to 1994, Mr. Jaffee was Group Vice
                       President Canadian Operations and Consumer Products-Grocery
                       of the Company. From 1994 until 1995 he was Group Vice
                       President, Consumer Products of the Company. Since 1990 he
                       has been Chief Executive Officer of Favorite Products, Ltd., a Subsidiary of the Company. Mr. Jaffee became President of the Company in 1995 and Chief Executive Officer in 1997. He
                       was Chief Operating Officer from 1995 to 1997. Mr. Jaffee's civic activities include the Lawndale Community Church's
                       track club, the Chicago Foundation for Education, and the
                       Anti-Cruelty Society of Chicago.

       PHOTO           President, Cole and Associates
  J. Steven Cole       Chairman of the Board, SAV-A-LIFE Systems, Inc.
      Age 65
Director since 1981    Mr. Cole graduated from the University of Wisconsin in 1957.
                       After serving as an officer in the United States Army, he
                       received a master's degree from the American Graduate School for International Business following graduate studies at the
                       University of Michigan. He began his career at Abbott
                       Laboratories in 1962. Later, he joined G.D. Searle and
                       Company, where he became Vice President of the Asian and
                       Canadian Divisions, a position he held until 1986. In 1986,
                       Mr. Cole joined A.H. Robins Company, where he was a senior vice president responsible for all international operations until 1990. In 1990, he became president of Cole and
                       Associates, an international consulting firm. In 1990 Mr.
                       Cole also became president of SAV-A-LIFE Systems, Inc., a
                       firm selling specialty products to the dental and medical
                       professions. He held this position until 1994 when he became
                       Chairman of the Board. Mr. Cole is also a director of
                       Chapman's Partners and Wiscon Pharmacal.

       PHOTO           President, Nutrition and Consumer Sector and
 Arnold W. Donald      Senior Vice President, Monsanto Life Sciences Company
      Age 44
Director since 1997    Mr. Donald received a BA degree in economics from Carleton
                       College in 1976, earned a BS degree in mechanical
                       engineering from Washington University in St. Louis in 1977, and an MBA from the University of Chicago Graduate School of
                       Business in 1980. Mr. Donald joined Monsanto Company in 1977 as a senior market analyst. He joined the agricultural group in 1981 and in 1983 became Market Manager-Canada. In 1986 he became U.S. Product Director for Roundup, and in 1987 was
                       named head of the lawn and garden business. In 1991 he
                       became Vice President, Residential Products Division, and in
                       1992 he became Vice President and General Manager of the
                       Crop Protection Products Division. In 1993 the agricultural group was reorganized on a geographical basis and he was
                       named Group Vice President of the North American Division.
                       In 1994 the division was expanded to include Latin America and Mr. Donald became Group Vice President and General
                       Manager. In 1995 he was named President, Crop Protection; in
                       1997 assumed the position of Co-President, Ag Sector; and in
                       1998 was named to his current position of Senior Vice
                       President. In 1999 he also assumed the position of
                       President, Nutrition and Consumer Sector. Mr. Donald serves on the executive board of Washington University Eliot
                       Society as well as serving on the National Advisory Council for Washington University's School of Engineering. Mr.
                       Donald serves on the non-profit boards of Carleton College,
                       Fair St. Louis, Jackson Laboratories, Opera Theatre of St.
                       Louis, the Municipal Theatre Association of St. Louis, and
                       the St. Louis Regional Commerce and Growth Association. Mr.
                       Donald also serves as a board member for Strategic
                       Distribution, Inc., Age Wave, LLC, and Crown, Cork, & Seal
                       and is a member of President Clinton's Export Council. He is also a member of the Executive Leadership Council.

       PHOTO           Chief Executive Officer, Beiersdorf North America
 Ronald B. Gordon
      Age 56           Mr. Gordon graduated from the University of Pennsylvania in
Director since 1995    1964 and received a master's degree from Columbia University in 1966. Mr. Gordon worked in brand management and
                       advertising management for Procter & Gamble from 1966 to
                       1983. In 1983, Mr. Gordon joined International Playtex, Inc.
                       as Vice President and General Manager of Playtex Family
                       Products, U.S. He became Senior Vice President and General
                       Manager of U.S. and Canadian Playtex Family Products in 1985
                       and held that position through 1987. Mr. Gordon was
                       Executive Vice President of the Playtex Family Products
                       Corporation from 1988 through 1989. During 1990, Mr. Gordon was an independent executive consultant. Mr. Gordon joined
                       Goody Products, Inc. in 1991 as President and Chief
                       Operating Officer and held that position until 1994. Mr.
                       Gordon founded Gordon Investment Group, a company which
                       finances and oversees start-up businesses, in 1994. In 1997,
                       Mr. Gordon joined Beiersdorf, Inc. as Chief Executive
                       Officer of their North American operations. He is a director of Creative Products Resource, Inc. and an associate trustee of the University of Pennsylvania.

       PHOTO           Senior Partner and President, Kuczmarski & Associates
     Thomas D.
    Kuczmarski         Mr. Kuczmarski graduated from College of the Holy Cross in
      Age 48           1973 and received an M.B.A. from Columbia University's
    Nominee for        Graduate School of Business in 1975 and a master's degree in
   Director 1999       international affairs from Columbia University's Graduate
                       School of International Affairs, where he was named an
                       International Fellow of the University. Mr. Kuczmarski began his business career as a brand manager at Quaker Oats
                       Company in 1976. In 1978 he joined Booz, Allen & Hamilton
                       where he became a Principal in 1980. In 1983 he founded
                       Kuczmarski & Associates, a management consulting firm
                       specializing in innovation, new products and services, brand management and marketing strategies. He is the author of
                       three books, Managing New Products: The Power of Innovation,
                       2nd Edition (Prentice-Hall, 1992), Values-Based Leadership:
                       Rebuilding Employee Commitment, Productivity and Performance
                       (Prentice-Hall, 1995), co-authored with Dr. Susan Smith
                       Kuczmarski, and Innovation: Leadership Strategies for the
                       Competitive Edge (co-published by NTC Publishing and the
                       American Marketing Association, 1995). He is an Adjunct
                       Professor of New Products and Services at Northwestern
                       University's Kellogg Graduate School of Management and at
                       the University of Chicago Graduate School of Business. He is
                       a trustee of the Chicago Children's Museum and a member of the Economic Club of Chicago.

       PHOTO           Vice-Chairman of the Board of the Company
 Joseph C. Miller
      Age 57           Mr. Miller graduated from the West Virginia University
Director since 1989    School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc.,
                       Inland Distributing and Whiteford Transportation Systems. He
                       joined the Company in 1989 as Vice President of Corporate
                       Planning and Marketing. He served as Group Vice President
                       for Sales, Marketing and Distribution from 1990 to 1993. Mr.
                       Miller was Senior Vice President for the Consumer,
                       Industrial & Environmental and Transportation Groups of the
                       Company from 1993 to 1995. He became Vice Chairman of the
                       Board in 1995. Mr. Miller is a director of Key Bank of
                       Indiana and Travelmore, Inc. He is a trustee and Chairman of
                       St. Joseph Regional Medical Center and Co-Chairman of the
                       Center of Hope Campaign.

      PHOTO         Partner, Sonnenschein Nath & Rosenthal
  Paul J. Miller
      Age 70        Mr. Miller graduated from Yale University in 1950. He received his law degree from Harvard
  Director since    Law School in 1953. Mr. Miller served as an officer in the Judge Advocate General's Corps of
       1975         the United States Army from 1954 to 1957. He joined Sonnenschein Nath & Rosenthal, attorneys and general counsel to the Company, in 1957. He has been a partner of the firm since 1963.

      PHOTO         Professor Emeritus of Geology, Indiana University
 Haydn H. Murray    President, H. H. Murray and Associates
      Age 75
  Director since    After serving in the military as an officer from 1943 to 1946, Dr. Murray attended the
       1984         University of Illinois, from which he received a bachelor's, a master's and a doctorate. Upon completion of his doctorate, Dr. Murray joined Indiana University, becoming Associate
                    Professor in 1954. Dr. Murray joined Georgia Kaolin as its Director of Research and
                    Development in 1957 and held several executive positions including Executive Vice President from 1964 until 1973. He returned to Indiana University as Chairman of the Department of
                    Geology in 1973 and held that position until 1984. He was Professor of Geology from 1984 to
                    1994 and Professor Emeritus from 1994 to present. In 1986, Dr. Murray formed H.H. Murray and
                    Associates, a consulting firm. He is a trustee of the Grassmann Trust and the Union
                    Foundation and immediate past president of the International Clay Minerals Association.

      PHOTO         Commissioner of Major League Baseball
  Allan H. Selig    President and Chairman of the Board, Selig Lease Company
      Age 65
  Director since    Mr. Selig received a bachelor's degree from the University of Wisconsin in 1956. After two
       1969         years in the United States Army, Mr. Selig joined Selig Ford, Inc. He served as president of
                    Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970 he has served as Chairman of the Board and President of Selig Lease Company. Mr. Selig became
                    President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970
                    and served in that capacity until 1998 when he was elected to the position of Commissioner of
                    Major League Baseball. He also served as Chairman of the Executive Council of Major League
                    Baseball from 1992 to 1998. Mr. Selig is a director of the Green Bay Packers, Baird Mutual
                    Funds, Marcus Corporation, Indus, Inc., Greater Milwaukee Committee, and the Milwaukee Club.
                    He is founder and Vice Chairman of Athletes for Youth and co-founder of the Child Abuse
                    Prevention Fund.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended July 31, 1999, 1998 and 1997, the compensation of the chief executive officer, and the four other most highly compensated executive officers of the Company serving as such at July 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                    COMPENSATION(7)
                                                ANNUAL COMPENSATION(1)           ---------------------
                                         ------------------------------------    RESTRICTED
          NAME AND             FISCAL                            OTHER ANNUAL      STOCK       OPTION      ALL OTHER
     PRINCIPAL POSITION         YEAR      SALARY      BONUS      COMPENSATION      AWARDS      AWARDS     COMPENSATION
     ------------------        ------    --------    --------    ------------    ----------    -------    ------------
Richard M. Jaffee............   1999     $275,000       --         $11,895(2)       --          27,500(9)   $146,102(3)(4)
  Chairman of the Board         1998      300,000       --          10,324          --           --          145,906
                                1997      300,000    $120,000        4,832          --           7,500       155,153
Daniel S. Jaffee.............   1999     $245,000    $ 80,262       --              --         187,500(9)   $ 26,556(5)(6)
  President and Chief           1998      225,000      83,250       --              --         232,500           500
  Executive Officer             1997      169,058      67,623       --              --          15,000           375
Michael L. Goldberg..........   1999     $184,583    $ 50,488      $   185(2)       --          50,000(9)   $ 11,775(5)(6)
  Executive Vice President,     1998      178,917      57,668       --              --          58,000           500
  Chief Financial Officer and   1997      166,417      54,917       --              --           4,500        --
  Corporate Secretary
Steven M. Levy...............   1999     $161,000    $ 43,567       --              --          70,000(9)   $  7,498(5)(6)
  Vice President,               1998      148,542      42,780      $ 7,039(8)       --          95,000           500
  Consumer Products Div.        1997      132,150      47,574       58,935(10)      --           3,750           375
Eugene W. Kiesel.............   1999     $137,333    $ 51,871      $ 9,386(2)(8)    --          35,000(9)   $  3,200(6)
  Vice President,               1998      106,916      27,873       44,524(8)     $35,250(10)   35,000           125
  Global Fluids Purification
  Products Group

---------------

 (1) Amounts shown include cash compensation earned during the year covered, whether received or deferred at the election of the officer, including amounts earned but deferred at the election of those officers pursuant to the Oil-Dri Corporation of America Deferred Compensation Plan. In the fiscal year ended July 31, 1999, $25,000, $7,000 and $59,044 were deferred by Daniel S. Jaffee, Michael Goldberg and Eugene Kiesel, respectively, under the provisions of the Oil-Dri Corporation of America Deferred Compensation Plan. Earnings on deferred compensation under the Plan is described under the heading, "Remuneration of Directors."

 (2) Interest of $11,895, $10,324, and $4,832 accrued on income deferred by Richard M. Jaffee under the Company's Key Employee and Director Deferred Compensation Program in fiscal years ended July 31, 1999, 1998 and 1997, respectively. Deferrals under this program were discontinued as of January 1, 1996. Earnings accrued on income deferred by Michael L. Goldberg and Eugene W. Kiesel of $185 and $701, respectively, under the Oil-Dri Corporation of America Deferred Compensation Plan. These amounts are earnings in excess of 120% of the applicable Federal rate under Internal Revenue Code Section 1274(d).

 (3) The Company provides split dollar joint survivorship life insurance policies in the aggregate amount of $10,000,000 on the lives of Richard M. Jaffee and his wife, with payment to be made on the death of the last to survive. The premiums paid by the Company on the policies, net of dividends, are charged to an open account established by the Company. No interest accrues on the balance of the open account. On the death of the insured, the estate of the deceased is obligated to pay the balance of the deceased's open account in full. The value of the premiums paid by the Company is estimated as if such premiums were advanced to Mr. Jaffee without interest for the actuarially determined period between the Company's payment of the premium and its refund to the Company; such value for the fiscal year ended July 31, 1999, was $115,773.

 (4) $3,200 represents payments on behalf of Mr. Jaffee by the Company to a defined contribution plan. $21,194 constitutes the economic benefit to Mr. Jaffee of the term life component of the split dollar policies described in Note (3); Mr. Jaffee pays this amount directly to the insurance company as premium and is reimbursed by the Company. $5,935 constitutes the estimated economic benefit for fiscal year 1999 of an agreement between the Company and Mr. Jaffee to pay Mr. Jaffee $300,000 upon his retirement.

 (5) The Company also provides split dollar insurance policies on the lives of Daniel S. Jaffee, Michael L. Goldberg and Steven M. Levy. The premiums paid by the Company are valued at $23,356. $8,575, and $4,298, respectively. The value of the premiums paid by the Company is estimated as if such premiums were advanced to Messrs. Jaffee, Goldberg and Levy without interest for the actuarially determined period between the Company's payment of the premium and its refund to the Company.

 (6) Includes payments by the Company on behalf of the following named executive officers: Messrs. Daniel S. Jaffee, Michael L. Goldberg, Eugene W. Kiesel and Steven M. Levy of $3,200 to a defined contribution plan.

 (7) No stock appreciation rights (SARs) or other long-term incentive plan payouts, other than restricted stock and options, were granted or earned by the executive officers in any fiscal year covered by this table.

 (8) Mr. Levy was reimbursed for relocation expenses and the associated taxes for $7,039 and $52,635 in the fiscal years ended July 31, 1998 and 1997, respectively. Mr. Kiesel was reimbursed for relocation expenses and the associated taxes for $8,685 and $44,524 in fiscal years ended July 31, 1999 and 1998, respectively.

 (9) All options granted were options repriced as described in the Report of the Compensation and Stock Option Committee.

(10) Reflects the fair market on October 6, 1997, the date Mr. Kiesel joined the Company.

STOCK OPTIONS

     Shown in the table below is information with respect to (i) options to purchase the Company's Stock (as defined below in Note (1))granted in the fiscal year ended July 31, 1999 to the executive officers named in the "Summary Compensation Table" ("Named Officers") and (ii) unexercised options to purchase the Company's Common Stock or Stock as defined in Note (1) which were held as of July 31, 1999 by the Named Officers. No options were exercised by any of the Named Officers during the 1999 fiscal year. In addition, the "Ten Year Option Repricing Table" furnishes information concerning repricing of options held by executive officers during the last 10 completed fiscal years.

                             1999 OPTION GRANTS(4)

                                                                                         POTENTIAL REALIZED VALUE
                                                                                          AT ASSUMED ANNUAL RATES
                                  NUMBER OF       % OF TOTAL                                  OF STOCK PRICE
                                   SHARES          OPTIONS                                APPRECIATION FOR OPTION
                                 UNDERLYING        GRANTED                                        TERM(2)
                                   OPTIONS       TO EMPLOYEES    EXERCISE   EXPIRATION   -------------------------
             NAME               GRANTED(1)(3)   IN FISCAL YEAR   PRICE($)      DATE         5%($)        10%($)
             ----               -------------   --------------   --------   ----------   -----------   -----------
Richard M. Jaffee(5)..........      27,500           3.12%        11.25     9/18/2008       194,564       493,064
Daniel S. Jaffee(5)...........     187,500          21.26         11.25     9/18/2008     1,326,575     3,361,801
Michael L. Goldberg...........      50,000           5.67         11.25     9/18/2008       353,753       896,480
Steven M. Levy................      70,000           7.94         11.25     9/18/2008       495,255     1,255,072
Eugene W. Kiesel..............      35,000           3.97         11.25     9/18/2008       247,627       627,536

---------------

(1) All options to purchase the Company's Stock granted in the fiscal year ended July 31, 1999 were issued under the terms of the Oil-Dri Corporation of America 1995 Long Term Incentive Plan. "Stock" as defined in the Plan means Class A Common Stock, except that if no Class A Common Stock is issued and publicly traded on any securities market when options are exercised, the shares awarded would be

Common Stock and, with respect to any Award made in Class B Stock to a member of the Jaffee Family who is an employee of the Company or one of its subsidiaries that is more than 50% owned by the Company, Class B Stock. As of the date of this Proxy Statement, no shares of Class A Common Stock had been issued.

(2) Potential gains are net of exercise price, but before any taxes that may be associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, and the option holders' continued employment through the term of the option. The amounts reflected in this table may not necessarily be achieved.

(3) The Company's option plans are administered by the Stock Option Committee of the Board of Directors. All options granted in the fiscal year ended July 31, 1999 have an exercise price equal to the fair market value on the date of grant and, vest over a five year period with 25% vesting on the second anniversary of the grant date and 25% vesting on each of the three anniversary dates thereafter. The Company granted options to purchase an aggregate of 882,000 shares of Stock to employees in fiscal 1999, of which 840,125 were options repriced under the '95 Plan. All of the options granted to the Named Officers in the fiscal year ended July 31, 1999 were options repriced as described in Report of the Compensation Committee and the Stock Option Committee.

(4) No stock appreciation rights (SARs) were granted in the fiscal year covered by this table.

(5) Options shown for Daniel S. Jaffee and Richard M. Jaffee are on shares of Class B Stock.

                       OPTION FISCAL YEAR END VALUE TABLE

                                                                                     VALUE OF UNEXERCISED
                                               NUMBER OF UNEXERCISED                     IN-THE-MONEY
                                                 OPTIONS AT FY-END                   OPTIONS AT FY-END($)
                                            ---------------------------         ------------------------------
NAME(1)                                     EXERCISABLE   UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE(2)
-------                                     -----------   -------------         -----------   ----------------
Richard M. Jaffee.........................    18,000           4,500(3)             $0            $      0
                                                   0          27,500(4)(5)           0             137,500
Daniel S. Jaffee..........................    33,000           4,500(3)              0                   0
                                                   0         187,500(4)              0             937,500
Michael L. Goldberg.......................         0          50,000(4)              0             250,000
Steven M. Levy............................     4,000           1,000(3)              0                   0
                                                   0          70,000(4)              0             350,000
Eugene W. Kiesel..........................         0          35,000(4)              0             175,000

---------------

(1) No stock appreciation rights (SARs) were exercised in the fiscal year covered by this table or outstanding at July 31, 1999.

(2) The closing price of a share of Common Stock on July 31, 1999 was $16.25.

(3) Options to purchase shares of Common Stock of the Company.

(4) Options to purchase shares of Stock as defined by the terms of the 1995 Long Term Incentive Plan; see Note (1) under the preceding table "1999 Option Grants". The options granted to Mr. Richard M. Jaffee and Mr. Daniel S. Jaffee relate to Class B Stock.

     On September 18, 1998, the Stock Option Committee authorized the repricing at the market price on that date ($11.25 per share) of all options granted under the '95 Plan. The following table contains information concerning all repricings during the last ten years of options held by executive officers.

                     TEN YEAR OPTION REPRICING TABLE(1)(3)

                                                                                                            LENGTH OF
                                             NUMBER OF                                                       ORIGINAL
                                             SECURITIES         MARKET PRICE                               OPTION TERM
                                             UNDERLYING         OF STOCK AT    EXERCISE PRICE              REMAINING AT
                                          OPTIONS REPRICED        TIME OF        AT TIME OF       NEW        DATE OF
                               DATE OF       OR AMENDED         REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
NAME                          REPRICING      (#)(1)(2)          AMENDMENT($)    AMENDMENT($)    PRICE($)    AMENDMENT
----                          ---------   ----------------      ------------   --------------   --------   ------------
Richard M. Jaffee...........   9/18/98         20,000(6)          $11.2500        $15.1250      $11.2500     85 months
Chairman of the Board          9/18/98          7,500(6)           11.2500         14.8750       11.2500     95 months
Daniel S. Jaffee............   8/16/94          5,000              19.0000         22.3750       19.0000    102 months
President and Chief            8/16/94         10,000              19.0000         22.7500       19.0000     79 months
Executive Officer              6/24/98        100,000(6)           14.0625         15.9375       14.0625    118 months
                               9/18/98         40,000(6)           11.2500         15.1250       11.2500     85 months
                               9/18/98         15,000(6)           11.2500         14.8750       11.2500     95 months
                               9/18/98         32,500(6)           11.2500         17.6250       11.2500    108 months
                               9/18/98        100,000(6)           11.2500         14.0625       11.2500    117 months
Michael L. Goldberg.........   6/24/98         24,500              14.0625         15.9375       14.0625    118 months
Executive Vice President &     9/18/98         12,000              11.2500         13.6250       11.2500     91 months
Secretary                      9/18/98          4,500              11.2500         14.8750       11.2500     95 months
                               9/18/98          9,000              11.2500         17.6250       11.2500    108 months
                               9/18/98         24,500              11.2500         14.0625       11.2500    117 months
Steven M. Levy..............   6/24/98         38,750              14.0625         15.9375       14.0625    118 months
Vice President                 9/18/98         10,000              11.2500         15.1250       11.2500     85 months
                               9/18/98          3,750              11.2500         14.8750       11.2500     95 months
                               9/18/98          7,500              11.2500         17.6250       11.2500    108 months
                               9/18/98         10,000              11.2500         14.6250       11.2500    117 months
                               9/18/98         38,750              11.2500         14.0625       11.2500    117 months
Eugene W. Kiesel............   6/24/98         23,000              14.0625         15.9375       14.0625    118 months
Vice President                 9/18/98         12,000              11.2500         17.6250       11.2500    108 months
                               9/18/98         23,000              11.2500         14.0625       11.2500    117 months
                               9/18/98          5,000              11.2500         15.1250       11.2500     85 months
Joseph C. Miller............   9/18/98          1,875              11.2500         14.8750       11.2500     95 months
Vice Chairman of the Board     9/18/98         10,000              11.2500         14.6250       11.2500    117 months
Richard V. Hardin...........   9/18/98          3,000(6)           11.2500         15.1250       11.2500     85 months
Group Vice President           9/18/98          1,125(6)           11.2500         14.8750       11.2500     95 months
                               9/18/98          1,125(6)           11.2500         17.6250       11.2500    108 months
Daniel J. Jones.............   6/24/98         15,500              14.0625         15.9375       14.0625    118 months
Vice President                 9/18/98          4,000              11.2500         15.1250       11.2500     85 months
                               9/18/98          1,500              11.2500         14.8750       11.2500     95 months
                               9/18/98          1,500              11.2500         17.6250       11.2500    108 months
                               9/18/98         15,500              11.2500         14.0625       11.2500    117 months
Norman B. Gershon(5)........   9/18/98          4,000              11.2500         15.1250       11.2500     85 months
Vice President                 9/18/98          1,500              11.2500         14.8750       11.2500     95 months
Herbert V. Pomerantz(4).....   8/16/94          5,000              19.0000         22.3750       19.0000    102 months
Senior Vice President

---------------

(1) See "Report of the Compensation Committee and the Stock Option Committee of Oil-Dri Corporation of America on Executive Compensation -- 1995 Long Term Incentive Plan".

(2) Repriced options were granted on a one for one basis.

(3) The Company has never issued stock appreciation rights (SARs).

(4) Mr. Pomerantz resigned October 9, 1995.

(5) Mr. Gershon is no longer considered as an executive officer, as that term is defined under Securities and Exchange Commission Regulations.

(6) The referenced options reissued to Daniel S. Jaffee, Richard M. Jaffee and Richard V. Hardin were for Class B Stock.

PENSION PLANS

     The Company's pension plan covering salaried employees is a non-contributory, qualified, defined benefit plan. The plan provides for pensions based on credited years of service and cash compensation (excluding compensation paid under the Company's Incentive Bonus Plan) during the highest paid consecutive five years during the last ten years of employment. The following table presents estimated annual retirement benefits payable upon normal retirement at age 65 and is computed on the basis of a 5-year certain and life annuity. The benefits listed are not subject to a deduction for social security or other offset amounts.

                                    ESTIMATED ANNUAL BENEFITS AT YEARS OF SERVICE INDICATED
   HIGHEST CONSECUTIVE 5-YEAR      ---------------------------------------------------------
      AVERAGE COMPENSATION         15 YRS    20 YRS    25 YRS    30 YRS    35 YRS    40 YRS
   --------------------------      -------   -------   -------   -------   -------   -------
     $125,000....................  $17,900   $23,900   $29,800   $35,800   $35,800   $39,100
      150,000....................   22,000    29,400    36,700    44,000    44,000    48,900
      175,000....................   26,100    34,900    43,600    52,300    52,300    58,600
      200,000....................   30,300    40,400    50,500    60,500    60,500    68,400
      225,000....................   34,400    45,900    57,300    68,800    68,800    78,100
      250,000....................   38,500    51,400    64,200    77,000    77,000    87,900
      300,000....................   46,800    62,400    78,000    93,500    93,500   107,400

     The individuals named in the Summary Compensation Table are participants in the Company's pension plan and had compensation as defined in the pension plan for the fiscal year ended July 31, 1999 and number of years of service as of August 1, 1999 under the pension plan as follows: Richard M. Jaffee, $160,000, 40 years; Daniel S. Jaffee, $160,000, 11 years; Michael L. Goldberg, $160,000, 3 years; Steven M. Levy, $160,000, 3 years; Eugene W. Kiesel, $137,333, 2 years. Messrs. Richard M. Jaffee, Daniel S. Jaffee, Michael L. Goldberg and Steven M. Levy are currently limited to $160,000 because of applicable Internal Revenue Code limitations which became effective for the Company's pension plan on August 1, 1994. Benefits already accrued as of that date for Richard M. Jaffee are not reduced by the change. The Company does not have a supplemental executive retirement program.

REMUNERATION OF DIRECTORS

     Each director of the Company who is not also an officer of the Company receives an annual retainer of $10,000 and also receives a fee of $2,000 for each meeting attended.

     Under the Oil-Dri Corporation of America Deferred Compensation Plan, the Company's directors were entitled to defer all or a portion of their directors' compensation at an interest rate equal to the Company's long term cost of borrowing from time to time. As of January 1, 1999, the plan was amended. Participants' returns are now tied to the performance of various investment elections. The plan is partially funded with variable life insurance policies. During the fiscal year ended July 31, 1999, Messrs. Haydn H. Murray and Edgar D. Jannotta deferred director compensation under this plan.

     In addition to their director remuneration, during the fiscal year ended July 31, 1999, Mr. Haydn H. Murray and Mr. Ronald B. Gordon were paid $10,500, and $10,000 respectively for consulting services.

     There are 130,000 shares of Common Stock reserved for Treasury shares for future grants under the Oil-Dri Corporation of America Outside Directors' Stock Plan.

               2. AMENDMENT TO THE OIL-DRI CORPORATION OF AMERICA
                         1995 LONG-TERM INCENTIVE PLAN

     The Board, following a recommendation of the Compensation and Stock Option Committee, has approved, subject to approval of stockholders at their 1999 Annual Meeting an amendment ("'95 Plan Amendment") to the 1995 Long-Term Incentive Plan ("'95 Plan") that would authorize the addition of 500,000 shares of Stock (as defined below) for use under the '95 Plan to meet future needs for grants or awards.

THE '95 PLAN

     The '95 Plan is designed to attract and retain key employees by motivating them to focus on the long-term success of the Company and encouraging them to identify with the interests of stockholders. The '95 Plan presently authorizes a maximum of 1,000,000 shares of Stock (either (i) Class A Common Stock or, if no Class A Common Stock is publicly traded when awards are exercised, Common Stock,
(ii) Class B Stock in the case of awards to Jaffee Family Members), for use under the Plan. No Class A Common Stock is presently issued or publicly traded and the Company has no present plans to issue any shares of Class A Common Stock. Awards authorized by the '95 Plan include options (including non-qualified and incentive options), stock appreciation rights, performance shares/units, restricted stock, phantom stock and stock bonuses (collectively called "Stock Awards"). The '95 Plan will terminate on August 10, 2005. The Board can terminate it effective as of an earlier date, but termination of the '95 Plan does not affect outstanding Stock Awards. No individual Grantee may be granted stock options and stock appreciation rights to purchase more than twenty-five percent (25%) of the maximum number of shares of Stock subject to grant under the '95 Plan.

     The '95 Plan as adopted by the Board of Directors on August 10, 1995 and amended on October 31, 1995, was approved by stockholders at their 1995 Annual Meeting. It was amended by the Board on March 14, 1997 and March 19, 1997 to make technical changes in response to changes made after its adoption to Rule 16b-3 of the Securities and Exchange Commission relating to Section 16 of the Securities and Exchange Act of 1934, including a change permitting certain gifts of Stock Awards. (See "Transferability".) The Board approved a further amendment in 1997 permitting stock options, stock grants, or other Stock Awards to Jaffee Family members on and after September 19, 1997, to be made in Class B Stock and authorized the addition of 500,000 shares for use under the '95 Plan to meet future needs for grants and awards. At their Annual Meeting on December 9, 1997, stockholders approved this amendment.

ADMINISTRATION

     The '95 Plan is administered by a Committee composed of three directors of the Company who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934. These three Committee members exercise authority with respect to Plan-related transactions involving persons subject to Section 16(b) under the Securities Exchange Act of 1934 (generally, directors, executive officers and 10% stockholders). A fourth member, Paul J. Miller, who is a partner of Sonnenschein Nath & Rosenthal, General Counsel to the Company, serves as an alternate member who participates only in other Committee actions. The members of the Committee are appointed by the Board for such terms as the Board determines, and may be removed by the Board at any time. Vacancies in the Committee are filled by the Board.

     The Committee grants Stock Awards, determines their terms and conditions, including performance goals, interprets the '95 Plan, and, in general makes all determinations and rules necessary or advisable for administration of the '95 Plan. Committee determinations on all matters relating to the '95 Plan or to any agreement reflecting a grant or award under the '95 Plan ("Award Agreement") are final. No member of the Committee may be held personally liable for any action, determination or interpretation made in good faith with respect to the '95 Plan or any Stock Award.

AMENDMENT OF THE PLAN

     The Board can modify the '95 Plan, without approval of the Company's stockholders, except as such stockholder approval may be required under the listing requirements of any stock exchange on which any of the Company's equity securities are listed, or to retain incentive stock option treatment.

ELIGIBILITY

     Stock Awards may be granted, at the discretion of the Committee, under the Plan to any employee of the Company or of any subsidiary, but it is contemplated that Stock Awards will be made principally to approximately forty key employees, including the eight executive officers. In selecting the individuals to whom Stock Awards are granted, as well as in determining the number of shares subject to each grant, the Committee takes into consideration such factors as it deems relevant to accomplish the purpose of the Plan.

STOCK OPTIONS

     The Committee may grant non-qualified options and options qualifying as incentive stock options under Section 422 of the Internal Revenue Code. The option price may not be less than 100% of the fair market value of the Stock on the date of grant. The option term cannot exceed 10 years from date of option. Options may be exercised in one or more installments, commencing not earlier than one year after the date of grant. The option price may be paid in cash, with shares of stock owned by the Grantee prior to the exercise of the option or through a broker-assisted exercise, or any combination thereof. Payment of the option price with stock simultaneously acquired by option exercise may be made with Committee approval, which has been granted with respect to currently outstanding options.

STOCK APPRECIATION RIGHTS

     The Committee may grant stock appreciation rights ("SARs") on a stand-alone basis or in tandem with shares of Stock subject to an option. If SARs are granted in tandem with shares of Stock subject to an option, then, unless otherwise specified in the applicable Award Agreement, the SARs terminate upon the exercise, expiration, termination, forfeiture or cancellation of such option. SARs are not generally exercisable earlier than the first anniversary of the grant date, and, to the extent identified with an option, may be exercised to the extent such option has become exercisable. Unless otherwise provided in the Award Agreement, the exercise of SARs identified with options shall result in the forfeiture of such option to the extent of the exercise.

PERFORMANCE UNITS AND PERFORMANCE SHARES

     The Committee may grant Performance Units or Performance Shares conditioned on attainment of performance goals, determined by the Committee, during a designated measuring period of no less than one year nor more than five years. At the time of grant the Committee determines maximum payment value of an award. Amounts payable in connection with the exercise of Performance Units may be paid in cash, or, at the Committee's discretion, wholly or partly in Stock. Performance Share Awards are payable in Stock, or, at the Committee's discretion, wholly or in part in cash.

RESTRICTED STOCK

     The Committee may grant shares of restricted stock subject to forfeiture upon termination of employment, or if specified performance goals are not met, or upon failure to satisfy such other restrictions as the Committee may determine.

STOCK BONUS

     The Committee may grant shares of Stock as a bonus.

TRANSFERABILITY

     In general, a Grantee may not sell or otherwise transfer any Stock Award granted under the Plan. However, except in the case of Restricted Stock before it has become non-forfeitable, each Stock Award may be transferred by will or the laws of descent and distribution and each Stock Award other than Restricted Stock or an Incentive Stock Option may be transferred by the Grantee for no consideration to any of the following permissible transferees ("Permissible Transferees"): any member of the Grantee's immediate family, and any general or limited partnership each of the partners of which are members of the Grantee's immediate family and which prohibits a transfer of all or any part of any interest in the partnership except to the partnership or to any of the foregoing; and to such other person or entity, and on such terms and considerations, as the Committee, in its discretion, may permit. Any transferred Stock Award remains subject to the same terms and conditions that applied before the transfer and the term of an award is affected in the same manner by the termination of employment of the Grantee regardless of whether the Grantee transferred the award prior to such termination. Once a Stock Award has been transferred to a Permissible Transferee, it may not be subsequently transferred by the Permissible Transferee without the consent of the Committee.

TERMINATION OF EMPLOYMENT

     The Award Agreement pertaining to each Stock Award sets forth the terms and conditions applicable to such Stock Award upon a termination of employment of the Grantee.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is limited to United States federal income tax laws applicable as of September, 1999, to Grantees and Permissible Transferees who are both citizens and residents of the United States.

A. OPTIONS

     Generally, a Grantee receiving an option does not realize any taxable income for federal income tax purposes at the time of grant. The transfer of a non-qualified option to a Permissible Transferee will not result in taxable income to the Grantee or the Permissible Transferee. Upon exercise of a non-qualified option the excess of the fair market value of the Stock on the date of exercise over the option exercise price will be taxable to the Grantee as ordinary income, whether or not the option has been transferred to a Permissible Transferee. Exercise of an incentive stock option ("ISO") is not taxable to the Grantee, other than potential alternative minimum tax on the difference between fair market value on the date of exercise and option exercise price. Upon the sale of Stock acquired upon exercise of an ISO, a Grantee will have long term capital gains (or losses) equal to the difference between the sale price and the option exercise price provided the applicable holding period requirements are met.

     A Grantee who has not transferred a non-qualified option will have a long or short term capital gain (or loss) upon the subsequent sale of the Stock in an amount equal to the sale price reduced by the fair market value of the Stock on the date the Grantee exercised the option. If shares acquired upon exercise of an option by a Permissible Transferee are later sold or exchanged, then the difference between the sales price and the Permissible Transferee's tax basis for the shares will generally be taxable as long term or short term capital gain or loss (if the Stock is a capital asset of the Permissible Transferee).

     Whether the capital gains (or losses) are long or short term depends upon whether the Stock has been held for the applicable long term capital gains holding period. Generally, the long-term capital gains holding period is any period of more than twelve months. However, for Stock sold after December 31, 2000, which is held more than five years, a more favorable, lower long term capital gains rate applies. The tax basis for the shares in the hands of the Permissible Transferee would be the exercise price for the Option plus the amount of the income recognized by the Grantee (or the estate of the Grantee, as the case may be) at the time of exercise. The holding period for purposes of determining whether a capital gain (or loss) is a long or short term capital gain (or loss) commences on the date the option is exercised.

     On exercise of a non-qualified option, the Company is entitled to a tax deduction, in the year in which the Grantee recognizes ordinary income, in the amount of the ordinary income recognized by the Grantee.

B. SARS, PERFORMANCE UNITS, PERFORMANCE SHARES, RESTRICTED STOCK, STOCK BONUS

     Generally, a Grantee receiving an SAR, performance unit or performance share does not realize any taxable income for federal income tax purposes at the time of grant. The gift of an SAR, performance unit or performance share to a Permissible Transferee will not result in taxable income to the Grantee or the Permissible Transferee. Any cash received by a Permissible Transferee in connection with the exercise of an SAR, Performance Unit or Performance Share and the fair market value of any Stock received in connection with the exercise generally will be taxable as ordinary income to the Grantee at the time of exercise.

     An award of restricted stock will be taxable to a Grantee on the earliest date that it is not subject to substantial risk of forfeiture (unless the Grantee makes an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed immediately upon grant notwithstanding such substantial risk of forfeiture) and, when taxed, will produce taxable income equal to the amount by which the fair market value of the Stock on the date taxed exceeds the amount (if any) paid by the Grantee for the Stock. A stock bonus is taxable on receipt, unless subject to risk of forfeiture, in which event it is treated as restricted stock.

     With respect to SARs, performance units, performance shares, restricted stock and stock bonuses, the Company is entitled to a deduction in the year the Grantee recognizes ordinary income, in the amount of the ordinary income recognized by the Grantee.

CHANGE IN CONTROL

     In the event of a Change in Control (as defined in the Plan), all Stock Awards become immediately and fully exercisable.

PROPOSED AMENDMENT TO '95 PLAN TO INCREASE AUTHORIZED SHARES

     It is proposed to amend the '95 Plan to increase the maximum number of shares of Stock (including Class B Stock) authorized for use under the '95 Plan to 1,500,000, of which options on 988,437 shares, net of options on 1,282,375 shares canceled upon repricing and 89,563 shares canceled upon termination of Grantees, have been awarded since the Plan's inception. Of the currently outstanding options, 434,375 are held by all current executive officers as a group. See the Ten Year Option Repricing Table for individual executive officer grants.

OPTION GRANTS DURING THE FISCAL YEAR ENDED JULY 31, 1999, INCLUDING OPTION REPRICING

     During the fiscal year ended July 31, 1999 the Compensation and Stock Option Committee awarded options under the '95 Plan covering 41,875 shares (excluding the repricing as described below), at an exercise price of $11.25 per share with respect to 31,875 shares and at an exercise price of $15.0625 per share with respect to 10,000 shares. Of these, Richard V. Hardin, an executive officer and Jaffee Family Member was awarded an option covering 1,125 shares of Class B Stock at an exercise price of $11.25 and options covering 1,500 shares of Class B stock were awarded to other Jaffee Family Members who were not executive officers. The term of each option is ten years. The options vest over a five year period. Twenty-five percent vests on the second anniversary of the grant date and twenty-five percent vests on each of the three succeeding anniversaries of the grant date.

     At its meeting on September 18, 1998 the Compensation and Stock Option Committee authorized repricing of all options previously granted under the '95 Plan (an aggregate of 873,625) to an exercise price of $11.25 per share. The repricing was accomplished by each optionee's voluntary exchange of old options for new on a one for one basis. Each new option has a ten year term, vests twenty-five percent two years following the date of the new grant (September 18, 2000) and an additional twenty-five percent on each of the three succeeding anniversaries of the grant date. Only 840,125 options were so exchanged and thus only 840,125 were repriced. (See Ten Year Option Repricing Table, and see Report of Compensation Committee). At that meeting, the Committee also granted options to various non-executive employees covering 31,875 shares at an exercise price of $11.25 per share. The terms of each of these options is ten years and the vesting provisions are the same as those of the repriced options.

OPTION GRANTS SINCE JULY 31, 1999

     At its meeting on September 17, 1999 the Compensation and Stock Option Committee granted options covering 96,875 shares of Stock. Of these, 16,625 were awarded to executive officers of which Eugene Kiesel, one of the Named Officers, was awarded an option covering 15,000 shares of Common Stock and Richard V. Hardin, an executive officer and Jaffee Family Member was awarded an option covering 1,625 shares of Class B Stock, in each case, at an exercise price of $14.5625. Options covering 10,000 shares of Class B Stock were awarded to other Jaffee Family Members who were not executive officers. The Committee also granted 1,000 shares of restricted stock at the meeting.

BOARD ACTION

     A maximum of 1,000,000 shares (Class A Common Stock or Common Stock, if Class A Common Stock is not issued and publicly traded at the time of exercise; Class B Stock in the case of awards to Jaffee Family Members) has been authorized for use under the '95 Plan. At October 16, 1999, stock options on an aggregate of 978,062 shares are outstanding under the '95 Plan, and grants totaling 8,000 shares of restricted stock have been made under the '95 Plan. There have been no exercises of options under the '95 Plan. Thus, an aggregate of 13,938 shares remain available for use under the '95 Plan. At its meeting on September 17, 1999, the Compensation Committee and Stock Option Committee considered the number of shares remaining available, the fact that the '95 Plan would not terminate until August 9, 2005, and the fact that over the coming years continued Awards under the '95 Plan would be needed to provide the focus and incentive which the '95 Plan is designed to provide. It concluded that an additional 500,000 shares (consisting of Common Stock, Class A Common Stock and/or Class B Stock) should be authorized for use under the '95 Plan and recommended that the Board approve the addition of 500,000 shares for that use, subject to approval by shareholders.

     For the reasons set forth above the Board of Directors believes that it is in the best interests of the Company and its stockholders to authorize an additional 500,000 shares for use under the '95 Plan to meet future needs for grants or awards that will fulfill the purposes of that Plan. Accordingly, at its meeting on October 16, 1999, the Board gave its approval of the '95 Plan Amendment, subject to approval of Stockholders at their 1999 Annual Meeting.

BOARD RECOMMENDATION

     For the reasons set forth above, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE OIL-DRI CORPORATION OF AMERICA 1995 LONG-TERM INCENTIVE PLAN.

                      REPORT OF THE COMPENSATION COMMITTEE
                                    AND THE
                             STOCK OPTION COMMITTEE
                                       OF
                         OIL-DRI CORPORATION OF AMERICA
                                       ON
                             EXECUTIVE COMPENSATION

COMPENSATION POLICY

     Oil-Dri's compensation policy is to provide its executive officers and other salaried employees with compensation opportunities competitive with comparable size companies, reflecting annual incentive opportunities commensurate with Company performance and level of responsibility, while allowing for recognition of divisional and individual performance. In determining the marketplace, Oil-Dri refers to salary surveys prepared and published by several large consulting firms. The companies represented in the surveys, which participate on a voluntary basis, are not the same group as that included in the Peer Group on the Performance Graph. On occasion the Company also uses the services of outside consultants. Using these sources, the Company sets its compensation policy to reflect the median of the marketplace. Further aligning compensation with overall Company performance, Oil-Dri makes periodic awards of stock options and restricted stock to key management officers and employees. This policy, the components of compensation which implement it, and its administration, continued essentially unchanged in fiscal 1999.

     At present compensation levels, and given the performance based nature of the Company's Stock Option Plan, limitations on federal income tax deductibility of a top officer's compensation in excess of $1,000,000 have no impact. In general, the Company favors the preservation of tax deductibility, but reserves the right to reconsider this position.

COMPENSATION COMPONENTS

     Cash compensation for non-sales employees has two components, base salary and annual incentive bonus. (Sales employees generally have a third component -- bonus related to sales objective). For divisional employees, the largest percentage of incentive bonus is based on divisional performance against divisional objectives, the next largest on overall corporate performance against corporate objectives, and the remainder on individual achievement of pre-agreed individual objectives. For non-divisional employees (including five of the executive officers) bonus is tied predominately to overall corporate performance against corporate targets, the remainder tied to individual achievement of pre-agreed individual objectives. The Company has a number of salary grades reflecting differing levels of responsibility. For each salary grade, a minimum and maximum salary range is established based on a survey of comparable-sized companies. Incentive compensation is a target bonus equal to a percentage of the individual's annual base salary. This percentage is determined by the salary grade which reflects the level of responsibility and expected contribution of the position to the Company's financial results. For the individual's target to be fully achieved, Oil-Dri must meet projected overall corporate financial goals which are reviewed by the Compensation Committee and the individual's divisional and individual target goals must be met ("Plan"). Minimum and maximum payouts are set in relation to the achievement of these combined financial thresholds. In the fiscal year ended July 31, 1999, the Company fell slightly short of its financial goals under the Plan and, as a result, an aggregate of approximately $1,530,000 in bonus was paid.

     The annual incentive plan is designed to require communication to employees of expectations for Company performance and for potential individual rewards. In fiscal 1999, it provided significant rewards to divisional employees upon achievement of divisional sales and pretax earnings goals which affected Oil-Dri's overall performance, to non-divisional employees (including five executive officers) based upon achievement of overall corporate sales and pretax earnings performance, and to all employees at higher responsibility levels (including all executive officers) upon achievement of pre-agreed individual goals. The fiscal 1999 Incentive Bonus program provided that no bonus is payable (other than the component related to individual goals) unless a minimum Company performance threshold is achieved. This plan links Company performance and total annual pay. It provides for broad based participation, so that each salaried employee recognizes that he or she can contribute to the Company's success.

ADMINISTRATION OF THE COMPENSATION PROGRAM

     During the year there is a review of employee performance and progress. At least once a year employee performance is documented and plans for employee development are discussed. At that review the employee's salary is reviewed and, based on the position of the salary within the salary range and the performance of the individual, a base salary change may, but will not necessarily, be recommended. On the basis of that review, any adjustment to reflect the employee's performance in incentive bonus is also determined.

     The Compensation Committee reviews and generally oversees the Company's compensation program. The Company reviews with the Compensation Committee the prior year's salary results for the various base salary ranges and incentive bonus targets, and reviews the base salary ranges and the target bonus percentages for the coming year. In reviewing target bonus percentages for the coming fiscal year, the Company presents its earnings expectations for that year. For the fiscal year ended July 31, 1999 (and for the fiscal year ending July 31, 2000), the Company recommended and the Compensation Committee approved adoption of a corporate pre-tax earnings target, after giving effect to bonus payments, (for fiscal 2000, an additional component reflecting the cost of capital has been added) and a corporate sales target, with no bonus payable with respect to the earnings target unless a minimum of 90% of Plan (95% for fiscal
2000) is achieved and no bonus payable with respect to the sales target unless a minimum of 90% of Plan (95% for fiscal 2000) is achieved. No individual bonus of more than 200% of individual target bonus can be paid. Company recommendations for stock option grants and restricted stock grants to be made from time to time are reviewed with, and approved by, the Company's Stock Option Committee.

1995 LONG TERM INCENTIVE PLAN -- REPRICING OF OPTIONS

     In September of 1998, by cancelling old options when voluntarily exchanged for new ones, the Stock Option Committee repriced the options outstanding under the '95 Plan, and, in doing so, provided that the new options issued to Jaffee Family members are options on Class B Shares. The Stock Option Committee determined that this repricing, which provides for an exercise price of $11.25 per share (the fair market value on the date of repricing) and first vesting of new options two years from grant (September 18, 2000), would be effective to retain what it regards as a successful management team and keep that management team focused on efforts to continue to improve the Company's operating results. In addition, during fiscal 1999, additional stock option grants were made under the 1995 Plan by the Stock Option Committee.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER; CHAIRMAN

     At its September 18, 1998 meeting, the Compensation Committee reviewed and set fiscal 1999 compensation for Mr. Daniel S. Jaffee at a base salary of $245,000, an increase of $20,000, with continued participation in the Incentive Bonus plan. In doing so, it considered his performance and achievements as President and Chief Executive Officer during fiscal 1998, including his leadership in: divesting Oil-Dri Transportation Company, the Company's transportation division; acquiring the Mounds Plant and related business of Amcol International; intensifying the Company's efforts to market new products such as pet treats, and to develop and market paper litter products; and achieving good earnings results in relation to targets despite the impact of the Asian Crisis on the Company's business in Malaysia and the loss of a substantial portion of the business of a major customer. At its September, 1999, meeting, the Committee reviewed and set fiscal 2000 compensation for Mr. Daniel S. Jaffee at $275,000, an increase of $30,000, with continued participation in the Incentive Bonus Plan. In doing so it considered his performance and achievements as President and Chief Executive Officer during fiscal 1999, including his leadership in: negotiating a 20 year exclusive supply contract with Church & Dwight Co., Inc.; the successful integration of the Mounds Plant and related business; the successful launching of the two new consumer products, the DustStopper(TM) and Scoop 'N Flush(TM) paper litter products and again achieving good earnings results in relation to targets set.

     In setting the Chairman's compensation for fiscal 1999 at a base salary of $275,000, the Compensation Committee reviewed the Company's strategic and financial goals and the Chairman's efforts and performance during fiscal 1999. It also considered the Chairman's request that, in light of the increased responsibilities which had been assumed by the President and Chief Executive Officer, the Chairman's base salary should be reduced and he should continue to not participate in the Incentive Bonus program. Finally, the Committee considered the Chairman's request that his existing 1989 employment agreement which was to expire on July 31, 1999 should be extended so as to expire July 31, 2009, with the elimination, effective August 1, 1999 of the provision for a lump sum payment on death. The Committee approved the request and recommended its approval by the Board. In setting the Chairman's compensation for fiscal 2000, the Committee considered the Chairman's efforts and performance in relation to the Company's strategic and financial goals during fiscal 1999. The Committee determined that Mr. Jaffee's base salary would remain at $275,000 and he should continue to not participate in the Incentive Bonus Program.

                                          COMPENSATION COMMITTEE AND
                                          STOCK OPTION COMMITTEE
                                          J. Steven Cole, Chairman, Compensation
                                          Committee
                                          Allan H. Selig, Chairman, Stock Option
                                          Committee
                                          Ronald B. Gordon
                                          Paul J. Miller*

                       ---------------------------------------------------------
                                          * Mr. Miller is an alternate member of
                                            the Stock Option Committee serving
                                            on that committee only in the
                                            absence of one of the other members,
                                            but as such, does not participate in
                                            '95 Plan actions involving
                                            directors, executive officers or 10%
                                            stockholders.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Paul Miller, a Director of the Company and a member of the Compensation and Stock Option Committees, is a partner of Sonnenschein Nath & Rosenthal, counsel to the Company. Mr. Miller does not participate in Stock Option Committee actions involving employees subject to Section 16(b) of the Securities Exchange Act of 1934.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly cumulative total shareholders' return on the Company's Common Stock against the yearly cumulative total return of the Russell 2000 and the Russell 2000 Materials and Processing Economic Sector Index (Peer Group). The graph assumes that the value of the investment in the Company's Common Stock, the Russell 2000 Index and the Russell 2000 Materials and Processing Economic Sector Index was $100 on July 31, 1994 and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                         OIL-DRI CORPORATION OF AMERICA
[PERFORMANCE GRAPH]

                                                           ODC                    RUSSELL 2000                 PEER GROUP
                                                           ---                    ------------                 ----------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                    87.62                      124.93                      114.82
'1996'                                                    82.31                      133.56                      117.56
'1997'                                                   103.65                      178.16                      151.58
'1998'                                                    82.66                      182.28                      143.00
'1999'                                                   100.03                      195.79                      130.99

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Blackman Kallick Bartelstein as its independent public accountants for the current fiscal year. Blackman Kallick Bartelstein served in such capacity for the fiscal year ended July 31, 1999. Representatives of Blackman Kallick Bartelstein will be present at the Annual Meeting with an opportunity to make a statement if they so desire and to answer questions that any stockholder may have.

ANNUAL REPORT ON FORM 10-K

     This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information is furnished in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, and such information is incorporated herein by reference thereto. The Company's Annual Report on Form 10-K was filed with the Securities and Exchange Commission on October 21, 1999. A COPY OF THE COMPANY'S 1999 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS ARE BEING SENT TO EACH STOCKHOLDER ALONG WITH THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy material for the 2000 Annual Meeting of Stockholders should be addressed to the Office of Stockholder Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611, and must be received by July 1, 2000. In the case of other stockholder proposals not included in the Company's proxy material, the Company may generally exercise discretionary voting authority, conferred by proxies, at its 2000 Annual Meeting with respect to any such proposal that is not timely submitted (i.e., of which the Company did not have notice by September 14, 2000.)

                                4. OTHER MATTERS

     At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

                                          By Order of the Board of Directors

                                          Richard M. Jaffee
                                          RICHARD M. JAFFEE
                                          Chairman of the Board

Chicago, Illinois
October 29, 1999

PROXY                                                                PROXY
                         OIL-DRI CORPORATION OF AMERICA
               410 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Michael L. Goldberg as Proxies, each with the power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 22, 1999 at the annual meeting of stockholders to be held on December 7, 1999 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE NOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                         OIL-DRI CORPORATION OF AMERICA
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]

[                                                                              ]


1. ELECTION OF DIRECTORS -                                    FOR   WITHHOLD
   Nominees: J. Steven Cole, Arnold W. Donald,                ALL     ALL     FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW)
   Ronald B. Gordon, Daniel S. Jaffee, Richard M. Jaffee,
   Thomas D. Kuczmarski, Joseph C. Miller, Paul J. Miller,    [ ]     [ ]       [ ]
   Haydn H. Murray, Allan H. Selig.                                                     -----------------------------------------

2. Approval of an amendment to the Company's 1995             FOR   AGAINST   ABSTAIN   3. In their discretion, the Proxies are
   Long Term Incentive Plan authorizing an additional                                      authorized to vote upon such other
   500,000 shares for use under the Plan.                     [ ]     [ ]       [ ]        business as may properly come before the
                                                                                           meeting.

                                                                                           Please check box if you are planning to
                                                                                           attend the meeting.             [ ]

                                                                                           Dated:                             , 1999
                                                                                                 -----------------------------
                                                                                           Signature(s)
                                                                                                       -----------------------------

                                                                                           -----------------------------------------
                                                                                           Please sign exactly as name appears on
                                                                                           this side of the proxy. When shares are
                                                                                           held by joint tenants, both should sign.
                                                                                           When signing as attorney, administrator,
                                                                                           trustee or guardian, please give full
                                                                                           title as such. If a corporation, please
                                                                                           sign in full corporate name by President
                                                                                           or other authorized officer. If a
                                                                                           partnership, please sign in partnership
                                                                                           name by an authorized person.

                          *   FOLD AND DETACH HERE   *

                            YOUR VOTE IS IMPORTANT!

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.